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Exhibit 99.1

CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.

        We hereby consent (i) to the inclusion of our opinion letter to the Board of Directors of KKR Financial Holdings LLC (the "Company") as (A) Annex B to the Proxy Statement/Amendment No. 3 to the Registration Statement on Form S-4 as filed with Securities and Exchange Commission relating to the proposed merger of the Company with KKR & Co, L.P. contained in such Proxy Statement/Registration Statement and (B) Exhibit (c)(1) to Amendment No. 2 to the Transaction Statement on Schedule 13E-3 relating to such proposed merger, and (ii) to the references to our firm and such opinion contained in such Proxy Statement/Registration Statement and Transaction Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Proxy Statement/Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Sandler O'Neill & Partners, L.P.

Sandler O'Neill & Partners, L.P.
New York, New York
March 19, 2014

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  Exhibit 99.1